

                                                         EXHIBIT 21


                                                    LIST OF SUBSIDIARIES

--------------------------------------- -------------------------------------- --------------------------------------
                 Name                      State, Country of Incorporation               Doing Business As
--------------------------------------- -------------------------------------- --------------------------------------
Symtron Corporation                     California, USA                        Symtron Corporation
Pritec Corporation (1)                  California, USA                        Pritec Corporation
Elexsys International (Europe)          United Kingdom                         Elexsys International (Europe)
Limited                                                                        Limited
Anetec Technology, Inc.                 California, USA                        Anetec Technology, Inc.
ELXI Acquisition, Inc.                  California, USA                        ELXI Acquisition, Inc.

--------------------------------------- -------------------------------------- --------------------------------------

         (1) Wholly-owned subsidiary of Symtron Corporation.